SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))

[x] Definitive Information Statement

                                Print Data Corp.
     ----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

--------------------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

3) Filing Party:

--------------------------------------------------------------------------------

4) Date Filed:

--------------------------------------------------------------------------------

                                PRINT DATA CORP.
               B24-B27, 1/F, BLOCK B, PROFICIENT INDUSTRIAL CENTRE
                                6 WANG KWUN ROAD
                               KOWLOON, HONG KONG

To the stockholders of Print Data Corp.:

         Print Data Corp., a Delaware corporation (the "Company") has obtained the written consent of certain of its stockholders of record as of November 3, 2003 to approve an amendment to our Certificate of Incorporation, amending the name of the Company from "Print Data Corp." to "ACL Semiconductors Inc." This amendment has been approved by our board of directors and the holders of more than a majority of our shares of common stock outstanding. Your consent is not required and is not being solicited in connection with this action. Pursuant to
Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval by less than unanimous written consent of our stockholders of the foregoing amendments to our Certificate of Incorporation. Pursuant to the Securities Exchange Act of 1934, as amended, you are being furnished an information statement relating to this action with this letter.


                                          By order of the Board of Directors

                                          /s/ Chung-Lun Yang
                                          --------------------------------------
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

                                PRINT DATA CORP.

                              INFORMATION STATEMENT

         This Information Statement is furnished to the stockholders of Print Data Corp. in connection with the taking of action by written consent of the holders of a majority of the outstanding shares of common stock, par value $0.001 per shares approving an amendment to our Certificate of Incorporation. In accordance with, and pursuant to, this written consent, our corporate name will be amended from "Print Data Corp." to "ACL Semiconductors Inc.".

THE APPROXIMATE DATE ON WHICH THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO STOCKHOLDERS IS NOVEMBER 24, 2003. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by us with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference herein:

1.   Current Report on Form 8-K, filed October 16, 2003;
2.   Information Statement on Form SC 14F1, filed September 9, 2003;
3.   Quarterly Report on Form 10-QSB, filed August 8, 2003;
4.   Proxy Statement, filed on June 3, 2003;
5.   Quarterly Report on Form 10-QSB, filed May 15, 2003;
6.   Annual Report on Form 10-KSB, filed March 1, 2003; and
7. Registration Statement on Form 10 pursuant to Section 12(g) of the Exchange Act, as filed on December 30, 2002, and as amended on February 11, 2003 and March 5, 2003.

THIS INFORMATION STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO US WHICH ARE NOT PRESENTED IN OR WITH THIS INFORMATION STATEMENT. DOCUMENTS RELATING TO US (OTHER THAN EXHIBITS TO THESE DOCUMENTS UNLESS THESE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, BY WRITING TO US AT PRINT DATA CORP., B24-B27, 1/F, BLOCK B, PROFICIENT INDUSTRIAL CENTRE, 6 WANG KWUN ROAD, KOWLOON, HONG KONG, ATTENTION: CHIEF EXECUTIVE OFFICER, OR BY CALLING THE COMPANY AT 011-852-2799-1996. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

                                     VOTING

         As of November 3, 2003, 27,829,936 shares of our common stock were issued and outstanding. Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. The record date for purposes of the written consent to the amendment was November 3, 2003. However, because our directors and officers and certain stockholders hold at least a majority of our issued and outstanding shares of common stock and, therefore, had sufficient voting power to approve the amendment to our Certificate of Incorporation through their ownership of our common stock, no other stockholder consents are being solicited and no stockholders' meeting is being held in connection with the amendments. See "Amendment to Certificate of Incorporation" herein.


                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of the date of this Information Statement, the ownership of the common stock by (i) each person who is known by us to own of record or beneficially more than 5% of our outstanding common stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

         As used in the table below and elsewhere herein, the term BENEFICIAL OWNERSHIP with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the date of this Information Statement. Unless otherwise noted, beneficial ownership consists of sole ownership, voting, and investment power with respect to all common stock shown as beneficially owned by them.

                                 NUMBER OF SHARES OF
                                 REGISTRANT COMMON STOCK   PERCENTAGE OF CLASS
NAME AND ADDRESS                 BENEFICIALLY OWNED        BENEFICIALLY OWNED(1)
----------------                 ------------------        ---------------------

Chung-Lun Yang (2)                      22,380,000                80.4%
No. 78, 5th Street
Hong Lok Yuen, Tai Po
New Territories, Hong Kong

Ben Wong (2)                                     0                 0.0%
19B, Tower 8, Bellagio,
33 Castle Peak Road, Sham Tseng
New Territories, Hong Kong

Kenneth Lap-Yin Chan                             0                 0.0%
Flat B, 8/F., Block 19,
South Horizons,
Aplei Chau, Hong Kong

All Directors and Officers              22,380,000                80.4%
as a Group

------------------------------
(1) Calculated based upon 27,829,936 shares of common stock outstanding as of November 3, 2003. (2) Director of the Registrant.


                                CHANGE OF CONTROL

         On September 8, 2003, we entered into a Share Exchange and Reorganization Agreement (the "Exchange Agreement") with Atlantic Components Limited, a Hong Kong corporation ("Atlantic"), and Mr. Chung-Lun Yang, the sole beneficial stockholder of Atlantic ("Mr. Yang"), which set forth the terms and conditions of the exchange by Mr. Yang of his common shares of Atlantic, representing all of the issued and outstanding capital stock of Atlantic, in exchange for the issuance by us to Mr. Yang and certain financial advisors of an aggregate twenty five million (25,000,000) shares of our common stock (the "Transaction"). Pursuant to the Exchange Agreement, Atlantic and we agreed, inter alia, to elect Mr. Yang and Mr. Ben Wong (the "Designees") to our board of directors upon the closing of the Transaction (the "Closing"), effective as of that date (the "Closing Date"), at which time, all of our existing directors would resign.

         On September 9, 2003, in contemplation of the closing of the Transaction (the "Closing") and the resultant change in control of the Board of Directors, we filed an Information Statement on Schedule 14f-1 with the Securities and Exchange Commission.

         The Closing occurred on September 30, 2003, upon the satisfaction or waiver of the conditions to the Closing set forth in the Exchange Agreement, as a result of which (i) Atlantic became our wholly-owned subsidiary, (ii) Mr. Yang received an aggregate of 22,380,000 shares of our common stock, (iii) our existing directors resigned and the Designees were appointed to fill their vacancies and become the sole members of the Board of Directors, and (iv) certain financial advisors to Atlantic became entitled to receive an aggregate of 2,620,000 shares our common stock. Giving effect to the Closing (including required issuances to financial advisors), Mr. Yang held approximately 80.4% of our outstanding common stock immediately following the Closing.

         In connection with the Transaction, we entered into a Conveyance Agreement dated as of September 30, 2003, pursuant to which we conveyed our historic operations of providing supplies used in a computer or office environment to New Print Data Corp, our newly-formed, wholly-owned subsidiary ("Newco"), by assigning all of the assets and liabilities relating to such operations to Newco which, in turn, accepted the assignment and assumed all such liabilities. On

October 1, 2003, subsequent to the Closing of the Transaction, we entered into a Securities Purchase Agreement with Jeffrey I. Green, Phyllis S. Green and Joel Green (collectively, the "Series A Holders"), pursuant to which we sold all of the issued and outstanding capital stock of Newco to the Series A Holders in consideration for their surrender to us for cancellation of all of their outstanding shares of our Series A Preferred Stock, par value $0.001 per share.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

         On November 3, 2003 our board of directors adopted resolutions proposing, and as of November 3, 2003 the holders of record on November 3, 2003 of more than a majority of the outstanding shares of our common stock approved, the Amendment amending our corporate name from "Print Data Corp." to "ACL
Semiconductors Inc.". The Certificate of Amendment of Certificate of Incorporation, a copy of which is attached hereto as Exhibit A, is filed with the Secretary of State of the State of Delaware, which is expected to be on or about December 15, 2003. Holders of our common stock do not and will not have preemptive rights pursuant to our Certificate of Incorporation.


                                          By order of the Board of Directors

                                          /s/ Chung-Lun Yang
                                          --------------------------------------
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                PRINT DATA CORP.


         Print Data Corp.,  a corporation  organized  and existing  under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"CORPORATION"), does hereby certify as follows:

         FIRST: The Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted the following resolution setting forth the amendment to the Certificate of Incorporation as filed on September 17, 2002:

         RESOLVED, that the Board of Directors deems it in the best interest of the Corporation to amend the Certificate of Incorporation of the Corporation as filed on September 17, 2002 (the "CERTIFICATE OF Incorporation"), by deleting Article First of the Certificate of Incorporation in its entirety and replacing it with the following:

         "FIRST:    The name of the Corporation is "ACL Semiconductors Inc.".

         SECOND: That, by written consent executed in accordance with Section 228 of the General Corporation Law of the State of Delaware, the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, was given written notice of the proposed amendments to the Certificate of Incorporation and voted in favor of the adoption of the amendments to the Certificate of Incorporation.

         THIRD:     That said  amendment  was duly  adopted in  accordance  with
Section 242 of the General Corporation Law of the State of Delaware.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, said Print Data Corp. has caused this certificate to be signed by Chung-Lun Yang, its Chief Executive Officer, as of December 15, 2003.


                                                ---------------------------
                                                CHUNG-LUN YANG
                                                CHIEF EXECUTIVE OFFICER
                                                PRINT DATA CORP.